CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Tax-Free Trust of Oregon and to the use of our reports dated November 11, 2005 on the financial statements and financial highlights of Tax-Free Trust of Oregon. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                     /s/  TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
January 27, 2006